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                                                                   EXHIBIT 10.17


                        DIRECTOR-SHAREHOLDER'S AGREEMENT

THIS DIRECTOR-SHAREHOLDER'S AGREEMENT ("Agreement"), dated as of July 2, 1998 is entered into by and between Western Sierra Bancorp, a California corporation ("Bancorp"), and _______________ ("Shareholder").

                                    RECITALS

A. Bancorp and Roseville 1st Community Bancorp, a California corporation ("ROSE") entered into that certain Agreement and Plan of Reorganization dated as of July 2, 1998 (the "Reorganization Agreement").

B. Shareholder is a member of the Board of Directors of ROSE or its wholly owned subsidiary Roseville 1st National Bank ("R1NB") and owns shares of the common stock, no par value, of ROSE ("ROSE Stock").

C. Shareholder is willing to agree to vote or cause to be voted all shares of ROSE Stock with respect to which Shareholder has voting power on the date hereof or hereafter acquired to approve the Reorganization Agreement and the transactions contemplated thereby and all requisite matters related thereto.

D. Shareholder is willing to agree to not compete with, use trade secrets or solicit customers or employees of Bancorp, ROSE, or R1NB as set forth in this Agreement.

E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Bancorp and Shareholder agree as follows:

                                    ARTICLE I

                             SHAREHOLDER'S AGREEMENT

      1.1 AGREEMENT TO VOTE. Shareholder shall vote or cause to be voted at any meeting of shareholders of ROSE to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of ROSE Stock as to which Shareholder has sole or shared voting power (the "Shares"), as of the record date established to determine shareholders who have the night to vote at any such Shareholders' Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement to Merge and the transactions contemplated thereby, including the principal terms of the Reorganization and Merger.

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     1.2 LEGEND. Shareholder agrees to stamp, print or type on the face of his certificates of ROSE Stock evidencing the Shares the following legend:

          "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE DAY OF JULY 2, 1998 BY AND BETWEEN WESTERN SIERRA BANCORP, AND (NAME OF SHAREHOLDER), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF ROSEVILLE 1st COMMUNITY BANCORP."

      1.3 RESTRICTIONS ON DISPOSITIONS. Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, he will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Bancorp, (ii) to change such right from that of a shared right of Shareholder to vote the Shares to a sole right of Shareholder to vote the Shares, or (iii) in connection with a transfer to a revocable intervivos trust under which Shareholder is a grantor and trustee.

      1.4 SHAREHOLDER APPROVAL. Shareholder shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement to Merge and the transactions contemplated thereby by the ROSE shareholders at the Shareholders' Meeting and (ii) advise the ROSE shareholders to reject any subsequent proposal or offer received by ROSE relating to any purchase, sale, acquisition, merger or other form of business combination involving ROSE or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that Shareholder shall not be obligated to take any action specified above if the Board of Directors of ROSE is advised in writing by outside legal counsel, Pillsbury, Madison and Sutro, that, in the exercise of his fiduciary duties, a director of ROSE should not take such action.

      1.5 NONCOMPETITION. For a period of two years after the Effective Time of the Reorganization or until Shareholder (a) if a director of R1NB and/or Bancorp immediately after the Effective Time, is removed or not reelected to such position or positions or (b) if a director emeritus of R1NB immediately after the Effective Time, is removed as a director emeritus, which ever occurs first, Shareholder agrees not to, directly or indirectly, without the prior written consent of Bancorp, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within 50 miles of the head office of ROSE or R1NB.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Bancorp that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

     2.1 OWNERSHIP AND RELATED MATTERS.

           (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto as of the date hereof. Within five business days after the Record Date, Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

           (b) There are no proxies, voting trusts or other agreements or understandings to or by which Shareholder or his spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

     2.2 AUTHORIZATION, BINDING AGREEMENT. Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

     2.3 NONCONTRAVENTION. The execution, delivery and performance of this Agreement by Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which Shareholder or his spouse is a party or by which any of Shareholder's properties or his spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof, (b) require any third party consents; (c) result in the creation or imposition of any encumbrance on any of the Shares or any other assets of Shareholder or his spouse; or (d) violate any applicable laws or rules to which Shareholder or his spouse is subject.

                                   ARTICLE III

                                     GENERAL

     3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

     3.2 INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for the Reorganization Agreement [if executed by Shareholder]) supersedes all prior agreements and understandings of the parties in connection therewith.


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     3.3 SPECIFIC PERFORMANCE. Shareholder and Bancorp each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, Bancorp would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder and Bancorp agree that Bancorp shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     3.4 TERMINATION. This Agreement shall terminate automatically without further action at the earlier of three years following the Effective Time of the Reorganization or the termination of the Reorganization Agreement in accordance with its terms. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

     3.5 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Bancorp or Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

     3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     3.8 GENDER, NUMBER, AND TENSE. Throughout this Agreement, unless the context otherwise requires,

          (i) the masculine, feminine and neuter genders each includes the other;

          (ii) the singular includes the plural, and the plural includes the singular; and

          (iii) the past tense includes the present, and the present tense includes the past.

     3.9 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person,
(b) delivered by confirmed facsimile transmission, or (c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

      IF TO BANCORP:
                       WESTERN SIERRA BANCORP
                       4011 PLAZA GOLDORADO CIRCLE
                       CAMERON PARK, CALIFORNIA 95682
                       ATTENTION: GARY D. GALL
                       FAX: (530) 677-5075


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      WITH A COPY TO:
                      GARY STEVEN FINDLEY & ASSOCIATES
                      1470 NORTH HUNDLEY STREET
                      ANAHEIM, CALIFORNIA 92806
                      ATTENTION:  GARY STEVEN FINDLEY
                      FAX: (714) 630-7910

      IF TO SHAREHOLDER:

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                      ------------------------------------

                      ------------------------------------

or at such other address and to the attention of such other person as a party may notice to the other in accordance with this Section 3.9. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

     3.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

     3.11 NOT IN DIRECTOR CAPACITY. Except to the extent set forth in Section 1.4, no person executing this Agreement who is, during the term hereof, a director of ROSE, makes any agreement or understanding herein in his capacity as such director. The parties sign solely in their capacities as owners of or holders of the power to vote shares of ROSE Common Stock.

     3.12 ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     3.13 REGULATORY COMPLIANCE. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.


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IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                          WESTERN SIERRA BANCORP

                                          By:
                                                 -------------------------------
                                          Title: President

                                          SHAREHOLDER

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                                 SPOUSAL CONSENT

I am the spouse of __________________, Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

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                                          (Shareholder's Spouse's Name)


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                                 SCHEDULE 2.1(a)




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